SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2010 (August 24, 2010)

Yum! Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-13163	13-3951308
(Commission File Number)	(I.R.S. Employer Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of Principal Executive Offices)	(Zip Code)

(502) 874-8300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 24, 2010, subsidiaries of Yum! Brands, Inc. (“Yum!”) entered into a Participant Distribution Joinder Agreement whereby they became bound by the terms and conditions of that certain Master Distribution Agreement (the “Master Distribution Agreement”), by and between Unified Foodservice Purchasing Co-op, LLC, which is the exclusive domestic purchasing agent of Yum! and the Yum! system of restaurants, and McLane Foodservice, Inc. (“McLane”). Under the Master Distribution Agreement McLane will distribute products to A&W, KFC, Long John Silver’s, Pizza Hut and Taco Bell retail outlets operated by Yum! subsidiaries and other Yum! franchisees (the “Operators”). The Master Distribution Agreement is effective as of January 1, 2011 and continues until December 31, 2016 unless earlier terminated pursuant to its terms, and, thereafter, automatically renews for additional one-year periods.

Subject to the terms and conditions of the Master Distribution Agreement, Operators (including subsidiaries of Yum!) that enter into Participant Distribution Joinder Agreements will be obligated to purchase from McLane, and McLane will be obligated to purchase from suppliers and resell and distribute to each participating Operator, substantially all of the proprietary and non-proprietary food, supplies, packaging, beverages, promotional and other items used or sold in each participating Operator’s retail outlets within the defined distribution area, which includes much of the U.S.

The Master Distribution Agreement and the Participant Distribution Joinder Agreement entered into by subsidiaries of Yum! will be filed as exhibits to Yum! Brands, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yum! Brands, Inc.

August 30, 2010	By:	/s/ Scott Catlett
		Name:	Scott Catlett
		Title:	Assistant Secretary